CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Maximum aggregate offering price	Amount of registration fee(1) (2)
Medium-Term Senior Notes, Series G	$18,426,000	$2,141.10
(1)	Calculated in accordance with Rule 457(r) of the Securities Act.
(2)	Pursuant to Rule 457(p) under the Securities Act, the $232,505.77 remaining of the relevant portion of the registration fees previously paid with respect to unsold securities registered on Registration Statement File No. 333-172554, filed on March 2, 2011 by Citigroup Funding Inc., a wholly owned subsidiary of Citigroup Inc., is being carried forward, of which $2,141.10 is offset against the registration fee due for this offering and of which $230,364.67 remains available for future registration fee offset. No additional registration fee has been paid with respect to this offering. See the “Calculation of Registration Fee” table accompanying the filing of Pricing Supplement No. 2015-CMTNG0369 dated February 12, 2015, filed by Citigroup Inc. on February 17, 2015, for information regarding the registration fees that are being carried forward.

Citigroup Inc.	June 12, 2015 Medium-Term Senior Notes, Series G Pricing Supplement No. 2015-CMTNG0583 Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-192302

Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than or less than the stated principal amount, depending on the performance of an equally weighted basket of 18 stocks. To determine the overall basket performance, the performance of each of the 18 basket components will be measured from its component starting price to its component ending price, and then given a 1/18th weighting and added to the similarly weighted performance of each other basket component.
▪	The securities offer 1-to-1 exposure to the overall performance of the basket, with the opportunity for a positive return at maturity if the basket appreciates and exposure to a risk of loss at maturity if the basket depreciates. The payment at maturity will be subject to the adjustment factor specified below, which will reduce the payment at maturity below the amount that would otherwise be determined based solely on 1-to-1 exposure to the basket. Because of the adjustment factor, investors will incur a loss on the securities unless the basket appreciates by at least 0.9082%, will not fully participate in any appreciation of the basket in excess of that amount and will be exposed to losses on an accelerated basis if the basket depreciates. If the basket depreciates, or if the basket appreciates by less than 0.9082%, you will lose some, and possibly up to all, of your investment in the securities. There is no minimum payment at maturity.
▪	Investing in the securities is not equivalent to investing in the stocks that make up the basket.In order to obtain the exposure to the basket that the securities provide, investors must be willing to forgo interest on the securities and any dividends paid on the basket components. In addition, investors must be willing to accept an investment that may have limited or no liquidity and the risk of not receiving any amount due under the securities if we default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Inc.
KEY TERMS
Basket:	An equally weighted basket composed of the 18 stocks (each, a “basket component”) listed on the next page.
Aggregate stated principal amount:	$18,426,000
Stated principal amount:	$1,000 per security
Pricing date:	June 12, 2015
Issue date:	June 17, 2015
Final valuation dates:	June 20, 21, 22, 23 and 24, 2016, each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to a basket component
Maturity date:	June 29, 2016, subject to postponement as described under “Additional Information” below
Payment at maturity:

For each $1,000 stated principal amount security you hold at maturity, you will receive the following amount in U.S. dollars:

$1,000 × (1 + basket return) × adjustment factor

If the basket return is negative or is less than approximately 0.9082%, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment.

Basket return:	(final basket level – initial basket level) / initial basket level
Initial basket level:	100
Final basket level:	100 × (1 + the sum of the weighted component returns of the basket components)
Weighted component return:	For each basket component: 1/18 × [(component ending price – component starting price) / component starting price]
Component ending price:	For each basket component, the arithmetic average of its closing price on each of the final valuation dates
Adjustment factor:	99.10%
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17298CCF3 / US17298CCF32
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee(3)	Proceeds to issuer(3)
Per security:	$1,000.00	$10.00	$990.00
Total:	$18,426,000.00	$184,260.00	$18,241,740.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $983.70 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) The issue price for investors purchasing the securities in fiduciary accounts is $990.00 per security.

(3) CGMI will receive an underwriting fee of up to $10.00 for each security sold in this offering. J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. will act as placement agents for the securities and, from the underwriting fee to CGMI, will receive a placement fee of $10.00 for each security they sell in this offering to accounts other than fiduciary accounts.  CGMI and the placement agents will forgo an underwriting fee and placement fee for sales to fiduciary accounts. The total underwriting fees and proceeds to issuer in the table above give effect to the actual total underwriting fee. For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement.  In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines.  See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-03 dated November 13, 2013       Prospectus Supplement and Prospectus each dated November 13, 2013

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

KEY TERMS (continued)
Basket components:	Basket Component (ticker symbol)	Weighting	Component Starting Price*
	Common shares of Lions Gate Entertainment Corp. (“LGF”)	1/18	$36.92
	Shares of Class A common stock of DISH Network Corporation (“DISH”)	1/18	$72.62
	Shares of Class B common stock of Viacom Inc. (“VIAB”)	1/18	$66.40
	Shares of common stock of YUM! Brands, Inc. (“YUM”)	1/18	$91.11
	Shares of common stock of Jarden Corporation (“JAH”)	1/18	$53.28
	Shares of common stock of Rite Aid Corporation (“RAD”)	1/18	$8.95
	Shares of common stock of Anadarko Petroleum Corporation (“APC”)	1/18	$83.12
	Shares of common stock of First Republic Bank (“FRC”)	1/18	$63.99
	Ordinary shares of Endo International plc (“ENDP”)	1/18	$80.54
	Ordinary shares of Allergan plc (“AGN”)	1/18	$298.98
	Common shares of Valeant Pharmaceuticals International, Inc. (“VRX”)	1/18	$229.64
	Ordinary shares of Jazz Pharmaceuticals Public Limited Company (“JAZZ”)	1/18	$178.59
	Shares of common stock of BioMarin Pharmaceutical Inc. (“BMRN”)	1/18	$122.03
	Shares of common stock of Juno Therapeutics, Inc. (“JUNO”)	1/18	$60.00
	Shares of common stock of Akorn, Inc. (“AKRX”)	1/18	$46.29
	Shares of common stock of FireEye, Inc. (“FEYE”)	1/18	$51.80
	Shares of Class A common stock of Tableau Software, Inc. (“DATA”)	1/18	$119.08
	Shares of Class A common stock of Workday, Inc. (“WDAY”)	1/18	$79.63
	* The component starting price of each basket component is equal to its closing price on the pricing date. The component starting price of each basket component is a “Relevant Price” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares” in the accompanying product supplement. Accordingly, the component starting price for each basket component is subject to adjustment upon the occurrence of any of the events described in the accompanying product supplement in the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” with respect to that basket component.

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity or, in the case of a delisting of any of the basket components, could give us the right to call the securities prior to maturity. These events, including market disruption events and other events affecting the basket components, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “—Dilution and Reorganization Adjustments” and “—Delisting of Company Shares,” and not in this pricing supplement (except as set forth in the following paragraph). It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Postponement of a Final Valuation Date; Postponement of the Maturity Date.If any scheduled final valuation date is not a scheduled trading day for a basket component, that final valuation date with respect to that basket component will be postponed to the next succeeding scheduled trading day for that basket component. In addition, if a market disruption event occurs with respect to a basket component on any scheduled final valuation date, the calculation agent may, but is not required to, postpone that final valuation date for that basket component to the next succeeding scheduled trading day for that basket component on which a market disruption event does not occur with respect to that basket component. If any final valuation date is postponed for any basket component so that it coincides with a subsequent scheduled final valuation date, each such subsequent final valuation date for that basket component will be postponed to the next succeeding scheduled trading day for that basket component (subject to further postponement as provided above if a market disruption event occurs with respect to that basket component on such succeeding scheduled trading day). However, in no event will any scheduled final valuation date for any basket component be postponed more than five scheduled trading days for that basket component after that originally scheduled final valuation date as a result of a market disruption event occurring on that scheduled final valuation date or on an earlier scheduled final valuation date (in each case, as any such scheduled final valuation date may be postponed). The postponement of a final valuation date for one basket component will not result in the postponement of a final valuation date for any other basket component. If the last final valuation date is postponed for any basket component so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be postponed to the third business day after the last final valuation date for any basket component as postponed. The provisions in this paragraph supersede the related provisions in the accompanying product supplement to the extent the provisions in this paragraph are inconsistent with those provisions. The terms “scheduled trading day” and “market disruption event” are defined in the accompanying product supplement.

June 2015	PS-2

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical percentage changes from the initial basket level to the final basket level.

Investors in the securities will not receive any dividends on the basket components. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the basket components” below.

Return Notes Payment at Maturity Diagram

■ The Securities	■ The Basket

The table and examples below illustrate various hypothetical payments at maturity assuming various hypothetical final basket levels. Your actual payment at maturity per security will depend on the actual final basket level and may differ substantially from any example shown. It is impossible to predict whether you will realize a gain or loss on your investment in the securities. Figures in the table and examples below have been rounded for ease of analysis. The table and examples below are intended to illustrate how your payment at maturity will depend on whether the final basket level is greater than or less than the initial basket level and by how much.

Hypothetical Final Basket Level	Hypothetical Basket Return(1)	Hypothetical Payment at Maturity per Security	Hypothetical Total Return on Securities at Maturity(2)
200.00	100.00%	$1,982.00	98.20%
175.00	75.00%	$1,734.25	73.43%
150.00	50.00%	$1,486.50	48.65%
125.00	25.00%	$1,238.75	23.88%
115.00	15.00%	$1,139.65	13.97%
110.00	10.00%	$1,090.10	9.01%
105.00	5.00%	$1,040.55	4.06%
100.91	0.9082%	$1,000.00	0.00%
100.50	0.50%	$995.96	-0.40%
100.00	0.00%	$991.00	-0.90%
95.00	-5.00%	$941.45	-5.86%
90.00	-10.00%	$891.90	-10.81%
85.00	-15.00%	$842.35	-15.77%

June 2015	PS-3

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

75.00	-25.00%	$743.25	-25.68%
50.00	-50.00%	$495.50	-50.45%
25.00	-75.00%	$247.75	-75.23%
0.00	-100.00%	$0.00	-100.00%

(1) Hypothetical basket return = hypothetical final basket level minus initial basket level, divided by initial basket level

(2) Hypothetical total return on securities at maturity = hypothetical payment at maturity per security minus $1,000 stated principal amount per security, divided by $1,000 stated principal amount per security

Example 1—Upside Scenario. The hypothetical final basket level is 110 (a 10.00% increase from the initial basket level), which is greater than the initial basket level.

Payment at maturity per security = $1,000 × (1 + basket return) × adjustment factor

= $1,000 × (1 + 10.00%) × 99.10%

= $1,000 × 1.10 × 99.10%

= $1,090.10

Because the basket appreciated from the initial basket level to the hypothetical final basket level by more than 0.9082%, you would receive a positive return on your investment in the securities at maturity.

Example 2—Downside Scenario A. The hypothetical final basket level is 100.20 (a 0.20% increase from the initial basket level), which is greater than the initial basket level.

Payment at maturity per security = $1,000 × (1 + basket return) × adjustment factor

= $1,000 × (1 + 0.20%) × 99.10%

= $1,000 × 1.002 × 99.10%

= $992.98

Although the hypothetical final basket level is greater than the initial basket level, the adverse effect of the adjustment factor results in a payment at maturity of $992.98 per security, which is less than the $1,000 stated principal amount per security.

Example 3—Downside Scenario B. The hypothetical final basket level is 50 (a 50.00% decrease from the initial basket level), which is less than the initial basket level.

Payment at maturity per security = $1,000 × (1 + basket return) × adjustment factor

= $1,000 × (1 – 50.00%) × 99.10%

= $1,000 × 0.50 × 99.10%

= $495.50

Because the hypothetical final basket level is significantly less than the initial basket level, you would incur a significant loss on your investment in the securities at maturity.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the securities, and are also subject to risks associated with the basket and its component stocks. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the documents incorporated by reference in the accompanying prospectus, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to our business more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the basket. If the final basket level is less than the initial basket level, or if the final basket level is not greater than the initial basket level by at least approximately 0.9082%,

June 2015	PS-4

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

you will receive less than the stated principal amount of your securities at maturity. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.
▪	The adjustment factor will adversely affect your return on the securities. In determining the payment at maturity on the securities, the amount that would be determined based solely on the performance of the basket will be multiplied by the adjustment factor, which is less than 100%. The effect of the adjustment factor will be to reduce the payment at maturity relative to the amount that would otherwise be determined based solely on the performance of the basket. As a result, if the basket appreciates, your total return on the securities at maturity will be less than that appreciation, and if the basket depreciates, your loss on the securities at maturity will be greater than that depreciation. In addition, as a result of the adjustment factor, you will incur a loss on the securities at maturity even if the basket appreciates if that appreciation is less than 0.9082%.
▪	Investing in the securities is not equivalent to investing in the basket components. You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the basket components. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities. This lost dividend yield, together with the adjustment factor, means that an investment in the securities will underperform a direct investment in the basket components.
▪	The payment at maturity on the securities is based on the arithmetic average of the closing price of each basket component on the five final valuation dates. As a result, you are subject to the risk that the closing prices of the basket components on those five final valuation dates will result in a less favorable return than you would have received had the final basket level been based on the closing prices of the basket components on other days during the term of the securities. If you had invested directly in the basket components, you might have achieved better returns. In addition, because the final basket level is based on the average over the five final valuation dates, your return on the securities may be less favorable than it would have been if it were based on the closing prices of the basket components on only one of those five final valuation dates.
▪	The securities are subject to the credit risk of Citigroup Inc. If we default on our obligations under the securities, you may not receive anything owed to you under the securities.
▪	The basket is not a diversified basket and is subject to certain concentrated risks. Seven of the eighteen basket components are pharmaceutical companies; three are software or information technology companies; and three are entertainment companies. Therefore, the basket is subject to the risks affecting these economic sectors on a concentrated basis, increasing the risk that a large number of basket components may become highly correlated in decline. The basket is not representative of equity markets as a whole and may underperform more broad-based equity investments.
▪	The basket components may offset each other.Although the issuers of certain of the basket components operate in the same economic sector, the basket as a whole is composed of basket components in a number of different sectors and, in any event, each basket component will be subject to issuer-specific risks. Accordingly, at a time when certain basket components perform favorably, other basket components may perform unfavorably. The basket components with unfavorable performance will offset the favorable performance of the other basket components. The fact that we are offering securities linked to the basket components does not indicate that we believe the basket components are or are not correlated with each other. An investor should review the publicly available information regarding the issuers of the basket components to reach one’s own independent conclusion as to the relationship between each of the basket components and in order to evaluate any other relevant characteristics of the issuers of the basket components.Neither we nor any of our affiliates makes any representation to you as to the characteristics of the basket components or any relationship or correlation among the basket components.
▪	The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.
▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the placement fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the

June 2015	PS-5

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the dividend yields on the basket components, the correlation among the basket components and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.
▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than the market rate implied by traded instruments referencing our debt obligations in the secondary market for those debt obligations, which we refer to as our secondary market rate. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.
▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.
▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the closing prices of the basket components and a number of other factors, including the dividend yields on the basket components, the correlation among the basket components, interest rates generally, the time remaining to maturity and our creditworthiness, as reflected in our secondary market rate. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.
▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.
▪	Our offering of the securities does not constitute a recommendation of the basket by us or our affiliates or by the placement agents or their affiliates. The fact that we are offering the securities does not mean that we or our affiliates believe, or that the placement agents or their affiliates believe, that investing in an instrument linked to the basket is likely to achieve favorable returns. In fact, as we and the placement agents are part of global financial institutions, our affiliates and the placement agents and their affiliates may have positions (including short positions) in the basket components or in instruments related to the basket components, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the basket. These and other activities of our affiliates or the placement agents or their affiliates may affect the prices of the basket components in a way that has a negative impact on your interests as a holder of the securities.
▪	The prices of the basket components may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the basket components and other financial instruments related to the basket components and may adjust such positions during the term of the securities. Our affiliates and the placement agents and their affiliates also trade the basket components and

June 2015	PS-6

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

other financial instruments related to the basket components on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the basket components in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates or the placement agents or their affiliates while the value of the securities declines.

▪	We and our affiliates or the placement agents or their affiliates may have economic interests that are adverse to yours as a result of our affiliates’ or their business activities. Our affiliates or the placement agents or their affiliates may currently or from time to time engage in business with the issuers of the basket components, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates or the placement agents or their affiliates may acquire non-public information about such issuers, which we and they will not disclose to you. Moreover, if any of our affiliates or the placement agents or their affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.
▪	Even if the issuer of a basket component pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on a basket component unless the amount of the dividend per share of that basket component, together with any other dividends paid in the same quarter, exceeds the dividend paid per share of that basket component in the most recent quarter by an amount equal to at least 10% of the closing price of the shares of that basket component on the date of declaration of the dividend. Any dividend will reduce the closing price of the shares of that basket component by the amount of the dividend per share of that basket component. If the issuer of a basket component pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.
▪	An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the prices of the basket components. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional public offerings of the basket components. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the basket components would not.
▪	If any basket component is delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Delisting of Company Shares” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the securities.
▪	The securities may become linked to shares of an issuer other than the issuer of an original basket component upon the occurrence of a reorganization event or upon the delisting of a basket component. For example, if the issuer of a basket component enters into a merger agreement that provides for holders of its common stock to receive stock of another entity, the stock of such other entity will become the common stock represented by the basket component for all purposes of the securities upon consummation of the merger. Additionally, if a basket component is delisted and we do not exercise our call right, the calculation agent may, in its sole discretion, select shares representing the common stock of another issuer to be a successor basket component. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Delisting of Company Shares” in the accompanying product supplement.
▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, corporate events with respect to the issuers of the basket components that may require a dilution adjustment or the delisting of a basket component, CGMI, as calculation agent, will be required to make certain judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.
▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described below under “United States Federal Tax Considerations,” in 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax,

June 2015	PS-7

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of the securities, historical information on the performance of the basket does not exist for dates prior to the date of this pricing supplement. The graph below sets forth the hypothetical historical daily levels of the basket for the period from December 19, 2014 to June 12, 2015, assuming that the basket was created on December 19, 2014 with a level of 100 on that date. It is not possible to provide hypothetical historical basket performance for any period prior to December 19, 2014 because one of the basket components (the common stock of Juno Therapeutics, Inc.) did not trade prior to that date. Any historical trend in the level of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities. Furthermore, the graph of the basket below shows the hypothetical historical performance of the basket calculated based solely on the equally weighted historical returns of the basket components for the period from December 19, 2014 to June 12, 2015, without giving effect to the adjustment factor, and it is therefore not designed to, and does not, show how the securities would have performed during the same period.

Hypothetical Historical Basket Performance December 19, 2014 to June 12, 2015

June 2015	PS-8

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

Information About the Basket Components

General

The information set forth below about the issuer of each basket component has been obtained from publicly available sources, without independent verification. Each basket component is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to periodically file financial and other information specified by the SEC. Information filed by the issuer of each basket component with the SEC (or, in the case of First Republic Bank, with the Federal Deposit Insurance Corporation (“FDIC”)) can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov (or, in the case of First Republic Bank, through a website maintained by the FDIC at http://www.fdic.gov). Information filed with the SEC or the FDIC by each of these issuers can be located by reference to its SEC file number or its FDIC certificate number provided below. In addition, information regarding each of these issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This pricing supplement relates only to the securities offered hereby and does not relate to the basket components. We have derived all disclosures contained in this pricing supplement regarding the issuers of the basket components from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither Citigroup Inc. nor CGMI have participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the basket components, such publicly available documents or any other publicly available information regarding those issuers.

The securities represent obligations of Citigroup Inc. only. The issuers of the basket components are not involved in any way in this offering and have no obligation relating to the securities or to holders of the securities. Neither Citigroup Inc. nor any of its respective subsidiaries makes any representation to you as to the performance of the basket components or the underlying basket. You should review the publicly available information regarding the issuers of the basket components described above in order to reach your own conclusion as to the relationship between each of the basket components and in order to evaluate any other characteristics related to the issuers of the basket components. Neither Citigroup Inc. nor any of its respective subsidiaries makes any representation to you as to the characteristics of the basket components or any relationship or correlation among the basket components.

Lions Gate Entertainment Corp. develops and distributes film entertainment content through its operations in motion picture production and distribution, television programming and syndication, home entertainment, digital distribution, channel platforms and international distribution and sales. Its SEC file number is 001-14880.

DISH Network Corporation provides direct broadcast satellite subscription television, audio programming and interactive television services to commercial and residential subscribers. Its SEC file number is 000-26176.

Viacom Inc. develops and distributes television programming, motion pictures and other creative entertainment content. Its SEC file number is 001-32686.

YUM! Brands, Inc., together with its subsidiaries, develops, operates, franchises and licenses a system of restaurants through its operating segments. Its SEC file number is 001-13163.

Jarden Corporation is a consumer products company that sells branded products through a variety of distribution channels, including club, department store, drug, grocery, mass merchant, sporting goods and specialty retailers, as well as direct to consumer. Its SEC file number is 001-13665.

Rite Aid Corporation is a retail drugstore chain. Its SEC file number is 001-05742.

Anadarko Petroleum Corporation is an independent oil and natural gas exploration and production company with U.S. and worldwide production and exploration activities. Its SEC file number is 001-08968.

First Republic Bank is a commercial bank and trust company. Its FDIC certificate number is 59017.

Endo International plc is a specialty healthcare company focused on branded and generic pharmaceuticals and devices. Its SEC file number is 001-36326.

Allergan plc is a specialty pharmaceutical company engaged in the development, manufacturing and distribution of generic, branded generic, brand name, biosimilar and over-the-counter pharmaceutical products. Prior to June 15, 2015, Allergan plc went by the name of Actavis plc and its ordinary shares traded under the symbol “ACT.” The company name change follows Actavis plc’s acquisition of Allergan, Inc. in March 2015 and the approval of the name change by Actavis plc shareholders on June 5, 2015. Its SEC file number is 000-55075.

Valeant Pharmaceuticals International, Inc. is a specialty pharmaceutical and medical device company that develops, manufactures and markets branded, generic and branded generic pharmaceuticals, over-the-counter products and medical devices. Its SEC file number is 001-14956.

Jazz Pharmaceuticals Public Limited Company is a biopharmaceutical company that identifies, develops and commercializes products for medical needs. Its SEC file number is 001-33500.

June 2015	PS-9

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

BioMarin Pharmaceutical Inc. develops and commercializes pharmaceuticals for serious diseases and medical conditions. Its SEC file number is 000-26727.

Juno Therapeutics, Inc. is a biopharmaceutical company focused on creating cell-based cancer therapies. Its SEC file number is 001-36781.

Akorn, Inc. is a specialty pharmaceutical company that develops, manufactures and markets generic and branded prescription pharmaceuticals as well as animal and over-the-counter consumer health products. Its SEC file number is 001-32360.

FireEye, Inc. provides products and services for detecting, preventing and resolving complex cybersecurity threats. Its SEC file number is 001-36067.

Tableau Software, Inc. provides analytics and data visualization software. Its SEC file number is 001-35925.

Workday, Inc. is a provider of enterprise cloud applications for human resources and finance. Its SEC file number is 001-35680.

Historical Data on the Basket Components

The following tables set forth the published quarterly high and low closing prices from January 4, 2010 through June 12, 2015 for each basket component other than First Republic Bank, Juno Therapeutics, Inc., FireEye, Inc., Tableau Software, Inc. and Workday, Inc. The common stock of First Republic Bank began trading on December 9, 2010, the common stock of Juno Therapeutics, Inc. began trading on December 19, 2014, the common stock of FireEye, Inc. began trading on September 19, 2013, the Class A common stock of Tableau Software, Inc. began trading on May 17, 2013 and the Class A common stock of Workday, Inc. began trading on October 12, 2012, and the relevant tables and associated graphs for these basket components set forth the published quarterly high and low closing prices from their respective start date of trading through June 12, 2015. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the basket components shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. Past movements of the basket components are not indicative of future prices of the basket components.

June 2015	PS-10

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

Historical Performance of the Common Shares of Lions Gate Entertainment Corp.

Common Shares of Lions Gate Entertainment Corp.	High	Low
2010
First Quarter	$6.30	$4.85
Second Quarter	$7.27	$6.14
Third Quarter	$7.38	$6.03
Fourth Quarter	$7.65	$6.47
2011
First Quarter	$6.79	$5.76
Second Quarter	$6.72	$5.81
Third Quarter	$7.55	$6.36
Fourth Quarter	$8.85	$6.84
2012
First Quarter	$15.68	$8.23
Second Quarter	$14.90	$11.47
Third Quarter	$15.81	$12.82
Fourth Quarter	$16.86	$14.60
2013
First Quarter	$23.92	$16.85
Second Quarter	$29.49	$22.28
Third Quarter	$37.46	$29.19
Fourth Quarter	$37.46	$28.26
2014
First Quarter	$33.26	$25.20
Second Quarter	$29.53	$25.44
Third Quarter	$33.92	$28.17
Fourth Quarter	$35.22	$29.23
2015
First Quarter	$34.17	$28.09
Second Quarter (through June 12, 2015)	$36.92	$30.31

The closing price of common shares of Lions Gate Entertainment Corp. on June 12, 2015 was $36.92.

Lions Gate Entertainment Corp – Historical Closing Prices January 4, 2010 to June 12, 2015

June 2015	PS-11

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

Historical Performance of the Class A Common Stock of DISH Network Corporation

Class A Common Stock of DISH Network Corporation	High	Low
2010
First Quarter	$21.80	$17.75
Second Quarter	$23.15	$18.15
Third Quarter	$20.86	$17.44
Fourth Quarter	$20.81	$17.97
2011
First Quarter	$24.40	$19.56
Second Quarter	$30.67	$23.10
Third Quarter	$32.01	$21.37
Fourth Quarter	$29.00	$23.27
2012
First Quarter	$33.03	$27.64
Second Quarter	$33.58	$26.85
Third Quarter	$33.15	$26.31
Fourth Quarter	$37.65	$30.29
2013
First Quarter	$38.02	$34.19
Second Quarter	$42.52	$36.24
Third Quarter	$48.10	$41.66
Fourth Quarter	$57.92	$45.68
2014
First Quarter	$62.42	$54.10
Second Quarter	$65.64	$56.23
Third Quarter	$66.71	$61.86
Fourth Quarter	$79.41	$57.96
2015
First Quarter	$78.31	$68.46
Second Quarter (through June 12, 2015)	$75.51	$65.92

The closing price of shares of Class A common stock of DISH Network Corporation on June 12, 2015 was $72.62.

DISH Network Corporation – Historical Closing Prices January 4, 2010 to June 12, 2015

June 2015	PS-12

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

Historical Performance of the Class B Common Stock of Viacom Inc.

Class B Common Stock of Viacom Inc.	High	Low
2010
First Quarter	$34.38	$27.92
Second Quarter	$36.60	$31.37
Third Quarter	$36.52	$30.76
Fourth Quarter	$40.05	$36.21
2011
First Quarter	$47.00	$39.80
Second Quarter	$51.60	$47.03
Third Quarter	$52.30	$38.74
Fourth Quarter	$45.96	$36.66
2012
First Quarter	$49.39	$45.90
Second Quarter	$49.02	$45.64
Third Quarter	$55.21	$45.28
Fourth Quarter	$56.64	$47.99
2013
First Quarter	$63.87	$56.01
Second Quarter	$69.72	$61.71
Third Quarter	$84.42	$67.54
Fourth Quarter	$87.34	$79.25
2014
First Quarter	$88.90	$78.80
Second Quarter	$87.85	$81.94
Third Quarter	$88.36	$76.82
Fourth Quarter	$77.27	$68.20
2015
First Quarter	$75.40	$64.42
Second Quarter (through June 12, 2015)	$72.24	$64.39

The closing price of shares of Class B common stock of Viacom Inc. on June 12, 2015 was $66.40.

Viacom Inc. – Historical Closing Prices January 4, 2010 to June 12, 2015

June 2015	PS-13

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

Historical Performance of the Common Stock of YUM! Brands, Inc.

Common Stock of YUM! Brands, Inc.	High	Low
2010
First Quarter	$38.64	$32.72
Second Quarter	$43.94	$39.04
Third Quarter	$46.58	$38.53
Fourth Quarter	$51.90	$46.42
2011
First Quarter	$52.85	$46.40
Second Quarter	$56.69	$49.42
Third Quarter	$56.75	$47.82
Fourth Quarter	$59.58	$48.12
2012
First Quarter	$71.44	$58.57
Second Quarter	$73.93	$62.86
Third Quarter	$68.52	$61.95
Fourth Quarter	$74.47	$63.88
2013
First Quarter	$71.94	$62.08
Second Quarter	$73.52	$64.15
Third Quarter	$74.82	$69.61
Fourth Quarter	$78.30	$65.17
2014
First Quarter	$77.40	$66.16
Second Quarter	$81.98	$74.37
Third Quarter	$83.29	$69.40
Fourth Quarter	$78.36	$67.23
2015
First Quarter	$81.80	$70.01
Second Quarter (through June 12, 2015)	$94.88	$78.29

The closing price of shares of common stock of YUM! Brands, Inc. on June 12, 2015 was $91.11.

YUM! Brands, Inc. – Historical Closing Prices January 4, 2010 to June 12, 2015

June 2015	PS-14

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

Historical Performance of the Common Stock of Jarden Corporation

Common Stock of Jarden Corporation	High	Low
2010
First Quarter	$15.60	$13.24
Second Quarter	$15.23	$11.93
Third Quarter	$13.84	$11.48
Fourth Quarter	$15.16	$13.64
2011
First Quarter	$16.15	$13.94
Second Quarter	$16.32	$13.91
Third Quarter	$15.62	$11.50
Fourth Quarter	$14.73	$11.94
2012
First Quarter	$17.91	$13.24
Second Quarter	$18.85	$16.86
Third Quarter	$23.86	$18.99
Fourth Quarter	$24.70	$22.04
2013
First Quarter	$29.13	$23.56
Second Quarter	$32.59	$28.10
Third Quarter	$33.34	$28.63
Fourth Quarter	$40.90	$31.16
2014
First Quarter	$42.34	$38.40
Second Quarter	$40.33	$36.57
Third Quarter	$41.10	$36.91
Fourth Quarter	$48.34	$37.31
2015
First Quarter	$53.79	$45.07
Second Quarter (through June 12, 2015)	$54.43	$51.18

The closing price of shares of common stock of Jarden Corporation on June 12, 2015 was $53.28.

Jarden Corporation – Historical Closing Prices January 4, 2010 to June 12, 2015

June 2015	PS-15

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

Historical Performance of the Common Stock of Rite Aid Corporation

Common Stock of Rite Aid Corporation	High	Low
2010
First Quarter	$1.74	$1.29
Second Quarter	$1.49	$0.98
Third Quarter	$1.10	$0.87
Fourth Quarter	$0.97	$0.88
2011
First Quarter	$1.41	$0.90
Second Quarter	$1.33	$1.01
Third Quarter	$1.35	$0.97
Fourth Quarter	$1.33	$0.91
2012
First Quarter	$2.05	$1.25
Second Quarter	$1.78	$1.17
Third Quarter	$1.45	$1.12
Fourth Quarter	$1.44	$0.97
2013
First Quarter	$1.94	$1.29
Second Quarter	$3.15	$1.71
Third Quarter	$4.94	$2.74
Fourth Quarter	$6.11	$4.83
2014
First Quarter	$6.92	$5.04
Second Quarter	$8.50	$6.05
Third Quarter	$7.57	$4.84
Fourth Quarter	$7.56	$4.51
2015
First Quarter	$8.76	$6.98
Second Quarter (through June 12, 2015)	$8.96	$7.71

The closing price of shares of common stock of Rite Aid Corporation on June 12, 2015 was $8.95.

Rite Aid Corporation – Historical Closing Prices January 4, 2010 to June 12, 2015

June 2015	PS-16

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

Historical Performance of the Common Stock of Anadarko Petroleum Corporation

Common Stock of Anadarko Petroleum Corporation	High	Low
2010
First Quarter	$73.14	$62.33
Second Quarter	$74.74	$34.83
Third Quarter	$57.68	$37.17
Fourth Quarter	$76.16	$56.05
2011
First Quarter	$83.17	$74.18
Second Quarter	$84.71	$69.65
Third Quarter	$84.28	$63.05
Fourth Quarter	$83.95	$60.53
2012
First Quarter	$88.05	$77.33
Second Quarter	$79.21	$57.12
Third Quarter	$75.59	$64.77
Fourth Quarter	$76.32	$66.18
2013
First Quarter	$88.88	$76.06
Second Quarter	$91.46	$79.45
Third Quarter	$95.53	$86.77
Fourth Quarter	$97.76	$78.22
2014
First Quarter	$86.52	$78.17
Second Quarter	$111.55	$86.47
Third Quarter	$112.69	$101.44
Fourth Quarter	$99.26	$72.01
2015
First Quarter	$89.44	$75.05
Second Quarter (through June 12, 2015)	$94.54	$82.96

The closing price of shares of common stock of Anadarko Petroleum Corporation on June 12, 2015 was $83.12.

Anadarko Petroleum Corporation – Historical Closing Prices January 4, 2010 to June 12, 2015

June 2015	PS-17

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

Historical Performance of the Common Stock of First Republic Bank

Common Stock of First Republic Bank	High	Low
2010
Fourth Quarter (beginning December 9, 2010)	$29.45	$27.31
2011
First Quarter	$31.35	$28.00
Second Quarter	$34.60	$29.23
Third Quarter	$31.00	$23.08
Fourth Quarter	$31.38	$22.48
2012
First Quarter	$33.68	$29.66
Second Quarter	$33.64	$29.53
Third Quarter	$34.66	$32.05
Fourth Quarter	$35.02	$32.00
2013
First Quarter	$38.62	$33.15
Second Quarter	$40.03	$36.69
Third Quarter	$47.05	$38.38
Fourth Quarter	$52.72	$45.84
2014
First Quarter	$55.38	$47.65
Second Quarter	$55.13	$49.94
Third Quarter	$55.62	$45.77
Fourth Quarter	$52.91	$46.36
2015
First Quarter	$59.67	$47.62
Second Quarter (through June 12, 2015)	$64.39	$56.75

The common stock of First Republic Bank began trading on December 9, 2010 and therefore has a limited historical performance. The closing price of shares of common stock of First Republic Bank on June 12, 2015 was $63.99.

First Republic Bank – Historical Closing Prices December 9, 2010 to June 12, 2015

June 2015	PS-18

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

Historical Performance of the Ordinary Shares of Endo International plc

Ordinary Shares of Endo International plc	High	Low
2010
First Quarter	$24.82	$19.51
Second Quarter	$24.23	$20.22
Third Quarter	$33.24	$22.05
Fourth Quarter	$37.13	$32.88
2011
First Quarter	$38.16	$33.22
Second Quarter	$42.65	$38.24
Third Quarter	$41.73	$27.15
Fourth Quarter	$36.04	$26.51
2012
First Quarter	$39.01	$33.80
Second Quarter	$38.79	$29.03
Third Quarter	$33.68	$29.21
Fourth Quarter	$32.43	$25.60
2013
First Quarter	$31.66	$25.06
Second Quarter	$39.30	$30.73
Third Quarter	$45.60	$36.30
Fourth Quarter	$67.46	$43.64
2014
First Quarter	$81.49	$64.30
Second Quarter	$73.94	$56.28
Third Quarter	$70.48	$61.26
Fourth Quarter	$73.37	$60.19
2015
First Quarter	$92.37	$71.97
Second Quarter (through June 12, 2015)	$95.92	$80.54

The closing price of ordinary shares of Endo International plc on June 12, 2015 was $80.54.

Endo International plc – Historical Closing Prices January 4, 2010 to June 12, 2015

June 2015	PS-19

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

Historical Performance of the Ordinary Shares of Allergan plc

Ordinary Shares of Allergan plc	High	Low
2010
First Quarter	$42.15	$37.69
Second Quarter	$44.94	$40.57
Third Quarter	$44.92	$39.86
Fourth Quarter	$51.95	$43.14
2011
First Quarter	$57.38	$50.59
Second Quarter	$68.73	$56.51
Third Quarter	$72.10	$60.04
Fourth Quarter	$70.52	$59.65
2012
First Quarter	$67.06	$55.89
Second Quarter	$76.16	$65.85
Third Quarter	$85.16	$74.69
Fourth Quarter	$90.85	$82.72
2013
First Quarter	$92.11	$83.10
Second Quarter	$130.20	$92.46
Third Quarter	$144.30	$122.08
Fourth Quarter	$168.00	$137.30
2014
First Quarter	$227.26	$167.93
Second Quarter	$224.21	$188.83
Third Quarter	$248.00	$202.72
Fourth Quarter	$270.61	$217.24
2015
First Quarter	$317.06	$255.17
Second Quarter (through June 12, 2015)	$313.08	$282.86

The closing price of ordinary shares of Allergan plc on June 12, 2015 was $298.98.

Allergan plc – Historical Closing Prices January 4, 2010 to June 12, 2015

June 2015	PS-20

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

Historical Performance of the Common Shares of Valeant Pharmaceuticals International, Inc.

Common Shares of Valeant Pharmaceuticals International, Inc.	High	Low
2010
First Quarter	$16.86	$13.74
Second Quarter	$19.76	$13.84
Third Quarter	$27.19	$18.50
Fourth Quarter	$30.28	$24.59
2011
First Quarter	$50.08	$28.85
Second Quarter	$54.05	$48.24
Third Quarter	$56.73	$36.45
Fourth Quarter	$47.11	$33.85
2012
First Quarter	$55.58	$46.49
Second Quarter	$56.45	$43.73
Third Quarter	$60.19	$44.87
Fourth Quarter	$61.03	$53.32
2013
First Quarter	$75.02	$60.71
Second Quarter	$91.80	$71.79
Third Quarter	$106.12	$88.00
Fourth Quarter	$117.42	$103.04
2014
First Quarter	$148.00	$112.62
Second Quarter	$138.13	$116.99
Third Quarter	$131.20	$106.73
Fourth Quarter	$146.39	$113.56
2015
First Quarter	$204.69	$142.83
Second Quarter (through June 12, 2015)	$241.73	$197.39

The closing price of common shares of Valeant Pharmaceuticals International, Inc. on June 12, 2015 was $229.64.

Valeant Pharmaceuticals International, Inc. – Historical Closing Prices January 4, 2010 to June 12, 2015

June 2015	PS-21

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

Historical Performance of the Ordinary Shares of Jazz Pharmaceuticals Public Limited Company

Ordinary Shares of Jazz Pharmaceuticals Public Limited Company	High	Low
2010
First Quarter	$13.47	$8.24
Second Quarter	$11.93	$7.15
Third Quarter	$10.95	$7.96
Fourth Quarter	$20.00	$10.11
2011
First Quarter	$33.11	$19.43
Second Quarter	$34.52	$26.52
Third Quarter	$46.80	$32.70
Fourth Quarter	$44.27	$34.80
2012
First Quarter	$52.47	$38.59
Second Quarter	$51.72	$41.22
Third Quarter	$58.50	$43.56
Fourth Quarter	$59.34	$49.96
2013
First Quarter	$60.00	$54.58
Second Quarter	$70.86	$52.79
Third Quarter	$91.97	$69.73
Fourth Quarter	$126.79	$82.62
2014
First Quarter	$174.98	$125.51
Second Quarter	$154.82	$124.63
Third Quarter	$174.37	$132.55
Fourth Quarter	$183.03	$142.72
2015
First Quarter	$189.01	$158.12
Second Quarter (through June 12, 2015)	$189.92	$167.87

The closing price of ordinary shares of Jazz Pharmaceuticals Public Limited Company on June 12, 2015 was $178.59.

Jazz Pharmaceuticals Public Limited Company – Historical Closing Prices January 4, 2010 to June 12, 2015

June 2015	PS-22

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

Historical Performance of the Common Stock of BioMarin Pharmaceutical Inc.

Common Stock of BioMarin Pharmaceutical Inc.	High	Low
2010
First Quarter	$23.81	$18.95
Second Quarter	$24.71	$18.33
Third Quarter	$23.09	$18.24
Fourth Quarter	$28.25	$21.82
2011
First Quarter	$28.29	$23.47
Second Quarter	$28.46	$24.93
Third Quarter	$31.87	$24.02
Fourth Quarter	$35.38	$30.07
2012
First Quarter	$38.34	$33.68
Second Quarter	$39.58	$32.13
Third Quarter	$43.30	$37.02
Fourth Quarter	$50.17	$36.81
2013
First Quarter	$62.39	$51.56
Second Quarter	$70.30	$54.72
Third Quarter	$78.44	$58.66
Fourth Quarter	$75.94	$59.28
2014
First Quarter	$83.28	$64.99
Second Quarter	$68.61	$56.15
Third Quarter	$73.00	$55.78
Fourth Quarter	$94.19	$67.27
2015
First Quarter	$129.14	$90.28
Second Quarter (through June 12, 2015)	$129.54	$112.05

The closing price of shares of common stock of BioMarin Pharmaceutical Inc. on June 12, 2015 was $122.03.

BioMarin Pharmaceutical Inc. – Historical Closing Prices January 4, 2010 to June 12, 2015

June 2015	PS-23

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

Historical Performance of the Common Stock of Juno Therapeutics, Inc.

Common Stock of Juno Therapeutics, Inc.	High	Low
2014
Fourth Quarter (beginning December 19, 2014)	$54.21	$35.00
2015
First Quarter	$61.53	$38.67
Second Quarter (through June 12, 2015)	$68.36	$40.81

The common stock of Juno Therapeutics, Inc. began trading on December 19, 2014 and therefore has a limited historical performance. The closing price of shares of common stock of Juno Therapeutics, Inc. on June 12, 2015 was $60.00.

Juno Therapeutics, Inc. – Historical Closing Prices December 19, 2014 to June 12, 2015

June 2015	PS-24

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

Historical Performance of the Common Stock of Akorn, Inc.

Common Stock of Akorn, Inc.	High	Low
2010
First Quarter	$1.87	$1.33
Second Quarter	$3.21	$1.38
Third Quarter	$4.04	$2.99
Fourth Quarter	$6.39	$3.93
2011
First Quarter	$5.87	$4.99
Second Quarter	$7.06	$5.76
Third Quarter	$9.22	$6.74
Fourth Quarter	$11.49	$7.45
2012
First Quarter	$12.93	$10.74
Second Quarter	$15.82	$10.59
Third Quarter	$16.55	$12.04
Fourth Quarter	$13.57	$12.01
2013
First Quarter	$14.46	$12.52
Second Quarter	$15.36	$12.98
Third Quarter	$19.68	$13.43
Fourth Quarter	$25.76	$19.44
2014
First Quarter	$27.81	$21.00
Second Quarter	$33.25	$20.93
Third Quarter	$39.09	$32.14
Fourth Quarter	$44.55	$33.71
2015
First Quarter	$53.81	$36.07
Second Quarter (through June 12, 2015)	$55.92	$39.31

The closing price of shares of common stock of Akorn, Inc. on June 12, 2015 was $46.29.

Akorn, Inc. – Historical Closing Prices January 4, 2010 to June 12, 2015

June 2015	PS-25

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

Historical Performance of the Common Stock of FireEye, Inc.

Common Stock of FireEye, Inc.	High	Low
2013
Third Quarter (beginning September 19, 2013)	$41.63	$20.00
Fourth Quarter	$43.69	$33.60
2014
First Quarter	$95.63	$41.13
Second Quarter	$64.37	$26.47
Third Quarter	$41.04	$27.57
Fourth Quarter	$34.25	$25.76
2015
First Quarter	$46.15	$29.78
Second Quarter (through June 12, 2015)	$51.80	$38.14

The common stock of FireEye, Inc. began trading on September 19, 2013 and therefore has a limited historical performance. The closing price of shares of common stock of FireEye, Inc. on June 12, 2015 was $51.80.

FireEye, Inc. – Historical Closing Prices September 19, 2013 to June 12, 2015

June 2015	PS-26

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

Historical Performance of the Class A Common Stock of Tableau Software, Inc.

Class A Common Stock of Tableau Software, Inc.	High	Low
2013
Second Quarter (beginning May 17, 2013)	$58.11	$48.53
Third Quarter	$74.75	$52.07
Fourth Quarter	$73.08	$59.52
2014
First Quarter	$100.28	$68.38
Second Quarter	$81.18	$54.13
Third Quarter	$77.16	$58.24
Fourth Quarter	$88.90	$64.74
2015
First Quarter	$99.90	$78.37
Second Quarter (through June 12, 2015)	$119.08	$90.97

The Class A common stock of Tableau Software, Inc. began trading on May 17, 2013 and therefore has a limited historical performance. The closing price of shares of class A common stock of Tableau Software, Inc. on June 12, 2015 was $119.08.

Tableau Software, Inc. – Historical Closing Prices May 17, 2013 to June 12, 2015

June 2015	PS-27

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

Historical Performance of the Class A Common Stock of Workday, Inc.

Class A Common Stock of Workday, Inc.	High	Low
2012
Fourth Quarter (beginning October 12, 2012)	$56.17	$46.99
2013
First Quarter	$64.54	$50.39
Second Quarter	$68.70	$57.68
Third Quarter	$83.13	$64.07
Fourth Quarter	$83.16	$72.21
2014
First Quarter	$115.47	$81.77
Second Quarter	$95.28	$67.06
Third Quarter	$93.98	$77.47
Fourth Quarter	$95.63	$78.42
2015
First Quarter	$93.94	$78.06
Second Quarter (through June 12, 2015)	$92.49	$78.04

The Class A common stock of Workday, Inc. began trading on October 12, 2012 and therefore has a limited historical performance. The closing price of shares of class A common stock of Workday Inc. on June 12, 2015 was $79.63.

Workday, Inc. – Historical Closing Prices October 12, 2012 to June 12, 2015

June 2015	PS-28

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.
•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

Under current law, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of up to $10.00 for each security sold in this offering.  J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. will act as placement agents for the securities and, from the underwriting fee to CGMI, will receive a placement fee of $10.00 for each security they sell in this offering to accounts other than fiduciary accounts.  The amount of the underwriting fee to CGMI will be equal to the placement fee paid to the placement agents.  CGMI and the placement agents will forgo an underwriting fee and placement fee for sales to fiduciary accounts.  In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines.  See “Use of Proceeds and Hedging” in the accompanying prospectus.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

June 2015	PS-29

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the closing prices of the basket components and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately six months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the six-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Citigroup Inc., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinion set forth below of Michael J. Tarpley, Associate General Counsel–Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated November 13, 2013, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on November 13, 2013, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of the trustee and that none of the terms of the securities nor the issuance and delivery of the securities, nor the compliance by Citigroup Inc. with the terms of the securities, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Inc. or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Inc.

In the opinion of Michael J. Tarpley, Associate General Counsel–Capital Markets of Citigroup Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed, and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Inc., and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Michael J. Tarpley, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all

June 2015	PS-30

Citigroup Inc.
Return Notes Based on an Equally Weighted Basket of 18 Stocks Due June 29, 2016

documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

© 2015 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

June 2015	PS-31